Exhibit 10.25
HORSEHEAD HOLDING CORP.
12,151,184 Shares of Common Stock
PURCHASE/PLACEMENT AGREEMENT
April 4, 2007

PURCHASE/PLACEMENT AGREEMENT
April 4, 2007
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
1001 19th Street North
Arlington, Virginia 22209
Dear Sirs:
     HORSEHEAD HOLDING CORP., a Delaware corporation (the “Company”), proposes to issue and sell pursuant to this Purchase/Placement Agreement (the “Agreement”) to you, Friedman, Billings, Ramsey & Co., Inc. (“FBR”), as initial purchaser, a number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), equal to 12,151,184 shares less the number of Regulation D Shares sold in the Private Placement (each as defined herein) (the “144A/Regulation S Shares”).
     FBR will also act as the Company’s sole placement agent in connection with the Company’s offer and sale to certain “Accredited Investors” (as such term is defined in Regulation D (“Regulation D”) under the Securities Act of 1933, as amended (the “Securities Act”)) of (a) that number of shares of Common Stock equal to the difference between 12,151,184 shares and the number of 144A/Regulation S Shares (the “Regulation D Shares” and, together with the 144A/Regulation S Shares, the “Initial Shares”), and (b) the Placed Option Shares (as defined herein), as set forth in the Final Memorandum (as defined herein) under the headings “Plan of Distribution” and “Private Placement”. For the avoidance of doubt, in no event shall the sum of the number of 144A/Regulation S Shares and Regulation D Shares, excluding any Option Shares (as defined herein), equal more or less than 12,151,184. The offer and sale of the shares described in the first sentence of this paragraph (the “Private Placement Shares”) is referred to herein as the “Private Placement”.
     In addition, the Company proposes to grant to you the option described in Section 1(c) hereof to purchase or place (as Placed Option Shares or Purchased Option Shares, each as defined in Section 3(c)) all or any part of 1,822,678 additional shares of Common Stock (the “Option Shares” and, together with the Initial Shares, the “Shares”) to cover additional allotments, if any.
     The Company’s proposed application of the Purchase/Placement Proceeds (as defined herein) is subject to prior approval by the Federal Energy Regulatory Commission (the “FERC”), as set forth in the Final Memorandum (the “FERC Approval”). In the event that FERC Approval has not been obtained as of the Closing Time, the Extended Closing Time or the Secondary Closing Time (each as defined herein and each, a “Closing”), notwithstanding anything to the contrary in this Agreement, FBR shall deposit or cause to be deposited an amount equal to the sum of (i) the applicable Purchase/Placement Proceeds in connection with such Closing and (ii) the aggregate Discount and Placement Fees (each as defined herein), as applicable, payable to FBR in connection with such Closing (the “FBR Fees”) in an escrow account (the “Post-Closing Escrow Account”) pursuant to an escrow agreement (the “Post-Closing Escrow Agreement”) between the Company and Wells Fargo Bank, N.A., as escrow agent (the “Escrow Agent”).

Upon the Company’s receipt of FERC Approval, any amounts deposited in the Post-Closing Escrow Account pursuant to this Agreement, plus any interest accumulated thereon (together, the “Escrowed Funds”), shall be released to the Company, by wire transfer of immediately available funds to an account or accounts designated by the Company, except for an amount equal to the FBR Fees, plus any interest accumulated thereon, which shall be released to FBR, by wire transfer of immediately available funds to an account or accounts designated by FBR. Notwithstanding the foregoing, in the event that FERC Approval has not been obtained on or prior to May 31, 2007 (or such later date up to 30 days thereafter as determined by the Company’s board of directors) (such date, the “Repurchase Deadline”), the Company will be required to redeem the Shares (such redemption, a “Redemption”) and the Escrowed Funds shall be released, in each case on the terms and conditions described under the heading “Redemption” in the Final Memorandum. For avoidance of doubt, in the event that FERC Approval has not been obtained on or prior to the Repurchase Deadline, the Company will not receive any Purchase/Placement Proceeds and FBR will not receive any FBR Fees.
     The offer and sale of the Shares to you and to the Accredited Investors, respectively, will be made without registration of the Shares under the Securities Act and the rules and regulations thereunder (the “Securities Act Regulations”), in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. You have advised the Company that you will make offers and sales (“Exempt Resales”) of the 144A/Regulation S Shares and the Purchased Option Shares (as defined herein), if any, purchased by you hereunder (such shares referred to collectively herein as “Resale Shares”) in accordance with Section 3 hereof on the terms set forth in the Final Memorandum and in reliance upon exemptions from registration under the Securities Act, as soon as you deem advisable after this Agreement has been executed and delivered.
     In connection with the offer and sale of the Shares, the Company has prepared a preliminary offering memorandum, subject to completion, dated March 26, 2007 (the “Preliminary Memorandum”), and a final offering memorandum, dated the date hereof (as it may be amended or supplemented from time to time the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Shares. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum in connection with (i) the offering and resale of the Resale Shares in accordance with this Agreement by FBR and by all dealers to whom Resale Shares may be sold and (ii) the Private Placement. Any references to the Preliminary Memorandum or the Final Memorandum shall be deemed to include all exhibits and annexes thereto.
     It is understood and acknowledged that holders (including subsequent transferees) of the Shares will have the registration rights set forth in the registration rights agreement between the Company and FBR, which shall be in substantially the form attached hereto as Exhibit A and dated as of the Closing Time (as defined herein) (the “Registration Rights Agreement”), for so long as such securities constitute “Registrable Shares” (as defined in the Registration Rights Agreement).
     Pursuant to, and subject to the terms of, the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the “Commission”), under the circumstances set forth therein a shelf registration statement, or an amendment to a previously filed registration statement, on Form S-1 or such other appropriate form pursuant to Rule 415 under the Securities Act relating to the resale by holders of Registrable Shares, and to use its commercially reasonable efforts to cause any such registration statement to be declared effective.
     The Company and FBR agree as follows:
     1. Sale and Purchase.
     (a) 144A/Regulation S Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to issue and sell, subject to Section 2(e) hereof to FBR and FBR agrees to purchase from the Company the 144A/Regulation S Shares at a purchase price of $12.555 per share (the “144A/Regulation S Purchase Price”), reflecting an initial purchaser’s discount of $0.945 per share on the initial offering price set forth in the Final Memorandum of the 144A/Regulation S Shares (the “Discount”).
     (b) Regulation D Shares. The Company agrees to issue and sell the Regulation D Shares and, to the extent that FBR exercises the option described in Section 1(c), the Placed Option Shares, for which the Accredited Investors have subscribed pursuant to the terms and conditions set forth in the subscription agreements substantially in the forms attached to the Preliminary Memorandum or the Final Memorandum as Annex III and Annex IV, as applicable (each a “Subscription Agreement”). The Private Placement Shares will be sold by the Company pursuant to this Agreement and the Subscription Agreements, and subject to Section 2(e) hereof, at a price of $13.50 per share (the “Regulation D Purchase Price”). As compensation for the services to be provided by FBR in connection with the Private Placement, the Company shall pay to FBR, subject to Section 2(e) hereof, at each of the Closing Time, the Extended Closing Time and any Secondary Closing Time (as defined herein), to the extent applicable, an amount equal to $0.945 per Private Placement Share sold at such time (the “Placement Fee”).
     (c) Option Shares. Upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, the Company hereby grants an option to FBR to (i) purchase from the Company, as initial purchaser, up to an aggregate of 1,822,678 Option Shares at the 144A/Regulation S Purchase Price per share (the “Purchased Option Shares”); and (ii) place, as sole placement agent for the Company, up to that number of Option Shares remaining, after subtracting any Purchased Option Shares with respect to which FBR has exercised its option pursuant to clause (i) above, at the Regulation D Purchase Price per share (the “Placed Option Shares”). The option granted hereby will expire thirty (30) days after the date hereof and may be exercised in whole or in part in up to three installments, including at the Closing Time, only for the purpose of covering additional allotments which may be made in connection with the offering and distribution of the Initial Shares upon written notice by FBR to the Company setting forth (i) the number of Option Shares as to which FBR is then exercising the option, (ii) the names and denominations to which the Option Shares are to be delivered in book-entry form through the facilities of The Depository Trust Company (“DTC”), (iii) the number of Option

Shares that will be Purchased Option Shares and the number of Option Shares that will be Placed Option Shares, and (iv) the time and date of payment for and delivery of such Option Shares in book-entry form. Any such time and date of delivery shall be determined by FBR, but shall not be later than five (5) full business days nor earlier than two (2) full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed in writing by FBR and the Company.
     (d) FBR hereby agrees to reimburse the Company, at the Company’s discretion, and subject to Section 2(e) hereof, at each of the Closing Time and any Secondary Closing Time, as applicable, an amount equal to 1.0% of the aggregate gross proceeds from (i) the Offering and (ii) the exercise of the Option, if any, respectively.
     2. Payment and Delivery.
     (a) 144A/Regulation S Shares. The closing of FBR’s purchase of the 144A/Regulation S Shares shall be held at the New York office of Akin Gump Strauss Hauer & Feld LLP (unless another place shall be agreed upon by FBR and the Company). At the closing, subject to the satisfaction or waiver of the closing conditions set forth herein, and subject to Section 2(e) hereof, FBR shall pay to the Company the aggregate purchase price for the 144A/Regulation S Shares (the “Aggregate 144A/Regulation S Proceeds”) by wire transfer of immediately available funds to an account previously designated by the Company in writing against delivery by the Company of the 144A/Regulation S Shares to FBR for FBR’s account through the facilities of DTC in such denominations and registered in such names as FBR shall specify. Such payment and delivery shall be made at 10:00 a.m., New York City time, on April 12, 2007 (unless another time, not later than ten (10) business days after such date, shall be agreed to by FBR and the Company). The time at which such payment and delivery are actually made is hereinafter called the “Closing Time”.
     (b) Regulation D Shares. At the Closing Time, subject to the satisfaction or waiver of the closing conditions set forth herein, and subject to Section 2(e) hereof, FBR shall cause the escrow agent to pay to the Company the aggregate applicable purchase price for the Regulation D Shares received by FBR prior to the Closing Time (net of any Placement Fee, if the Placement Fee is withheld as provided in the immediately following paragraph) (the “Aggregate Closing Time Reg D Proceeds”) against the Company’s delivery of the Regulation D Shares to FBR, as placement agent in respect of such shares, in book-entry form through the facilities of DTC for each such Accredited Investor’s account.
     At FBR’s option, and subject to Section 2(e) hereof, it may delay the placement of up to 3% of Regulation D Shares (the “Extended Regulation D Shares”) for an additional five (5) business days after the Closing Time (the “Extended Regulation D Closing Date”) at which time FBR shall cause the escrow agent, to the extent it has available funds transferred to it by Accredited Investors, to pay the Company the aggregate applicable purchase price for the Extended Regulation D Shares placed by FBR (net of any Placement Fee, if the Placement Fee is withheld as provided herein) (the “Aggregate Extended Reg D Proceeds” and, together with the Aggregate Closing Time Reg D Proceeds, the “Aggregate Reg D Proceeds”) against the Company’s delivery of the

Extended Regulation D Shares to the purchasers thereof, in book-entry form through the facilities of DTC. Extended Regulation D Shares may only be placed with Accredited Investors who have committed to purchase Regulation D Shares before the Closing Time. The time at which payment and delivery on an Extended Regulation D Closing Date is actually made is hereinafter sometimes called the “Extended Closing Time.”
     At each of the Closing Time or any Extended Closing Time, unless FBR has withheld such amount from the applicable purchase price paid by FBR to the Company with respect to the Regulation D Shares placed by FBR on such date, the Company shall, subject to Section 2(e) hereof, pay to FBR, by wire transfer of immediately available funds to an account or accounts designated by FBR, any Placement Fee amount payable with respect to the Regulation D Shares for which the Company shall have received the purchase price.
     (c) Option Shares. The closing of FBR’s purchase or placement of the Option Shares shall occur from time to time at the New York office of Akin Gump Strauss Hauer & Feld LLP (unless another place shall be agreed upon by FBR and the Company). On the applicable Secondary Closing Time (as defined herein), subject to the satisfaction or waiver of the closing conditions set forth herein, and subject to Section 2(e) hereof, FBR shall pay to the Company the aggregate applicable purchase price for the Option Shares then purchased or placed by FBR (net of any Placement Fee with respect to any Placed Option Shares) (the “Aggregate Option Proceeds”) by wire transfer of immediately available funds against the Company’s delivery of the Option Shares. Such payment and delivery shall be made at 10:00 a.m., New York City time, on each Secondary Closing Time. The Option Shares shall be delivered in book-entry form through the facilities of DTC, in such names and in such denominations as FBR shall specify. The time at which payment by FBR for and delivery by the Company of any Option Shares are actually made is referred to herein as a “Secondary Closing Time”.
     (d) The Aggregate 144A/Regulation S Proceeds, the Aggregate Reg D Proceeds and the Aggregate Option Proceeds shall collectively be referred to as the “Purchase/Placement Proceeds.”
     (e) Notwithstanding anything else to the contrary contained herein, any and all amounts payable pursuant to this Agreement shall be subject to the conditions set forth in the preamble to this Agreement relating to FERC Approval or, in the event that FERC Approval is not obtained on or prior to the Repurchase Deadline, the Redemption. Without limiting the generality of the foregoing, in the event that FERC Approval is not obtained on or prior to the Repurchase Deadline, the Company will not receive any Purchase/Placement Proceeds and FBR will not receive any FBR Fees.
     3. Offering of the Shares; Restrictions on Transfer.
     (a) FBR represents and warrants to and agrees with the Company that (i) it has not solicited and will not solicit any offer to buy, and has not and will not make any offer to sell, the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D), and, with respect to Resale Shares sold in reliance on Regulation S under the Securities Act (“Regulation S”), by means of any directed selling efforts (within the meaning of Regulation S) in the United States; and (ii) it has solicited and will solicit offers to buy the Resale Shares only from, and has offered and will offer, sell and deliver the Resale Shares only to, (A) persons who it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) (“QIBs”) or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and to purchasers who provide to it a fully completed and executed purchaser’s letter substantially in the form of Annex I to the Preliminary Memorandum or Final Memorandum, and (B) persons (each a “Regulation S Purchaser”) to whom, and under which circumstances, it reasonably believes offers and sales of Resale Shares may be made without registration under the Securities Act in reliance on Regulation S thereunder, and who provide to it a fully completed and executed purchaser’s letter substantially in the form of Annex II to the Preliminary Memorandum or Final Memorandum (such persons specified in clauses (A) and (B) being referred to herein as the “Eligible Purchasers”).
     (b) The Company represents and warrants to and agrees with FBR that it (together with its affiliates) has not solicited and will not solicit any offer to buy, and it (together with its affiliates) has not offered and will not offer to sell, the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D), and it has solicited and will solicit offers to buy the Private Placement Shares only from, and has offered and will offer, sell or deliver the Shares only to, Accredited Investors. The Company also represents and warrants and agrees that it will sell the Private Placement Shares only to persons that have provided to the Company a fully completed and executed Subscription Agreement in the form of Annex III or Annex IV, as applicable, to the Preliminary Memorandum or Final Memorandum.
     (c) The Company represents and warrants to and agrees with FBR that, assuming the accuracy of FBR’s representations and warranties and FBR’s compliance with its obligations set forth in this Section 3, (i) none of the Company or any of its affiliates or any person acting on behalf of it or its affiliates has engaged in, nor will it engage in, any directed selling efforts (as that term is defined in Regulation S) with respect to the Shares; and (ii) the Company and its affiliates, and any person acting on behalf of it or its affiliates (in each case, other than FBR as to which no representation is made) have complied, and will comply, with the offering restrictions requirement of Regulation S.
     (d) FBR represents and warrants that it has not offered or sold, nor will it offer or sell, any Resale Shares in a jurisdiction outside of the United States except in material compliance with all applicable laws, regulations and rules of those countries.
     (e) FBR represents and warrants that it is not a “public utility” ( as such term is defined in the Federal Power Act) or “holding company” (as such term is defined in the Public Utility Holding Company Act of 2005).

     (f) Each of FBR and the Company severally represents and warrants to the other that no action is being taken by it or is contemplated that would permit an offering or sale of the Shares or possession or distribution of the Preliminary Memorandum or the Final Memorandum or any other offering material relating to the Shares in any jurisdiction where, or in any other circumstances in which, action for those purposes is required (other than in jurisdictions where such action has been duly taken by counsel for FBR).
     (g) FBR and the Company agree that FBR may arrange (i) for the private offer and sale of a portion of the Resale Shares to a limited number of Eligible Purchasers (which may include affiliates of FBR), and (ii) for the private offer and sale of the Private Placement Shares by the Company to Accredited Investors (which may include affiliates of FBR), in each case under restrictions and other circumstances designed to preclude a distribution of the Shares that would require registration of the Shares under the Securities Act.
     (h) FBR and the Company agree that the Shares may be resold or otherwise transferred by the holders thereof in accordance with this Agreement and only if the offer and sale of such Shares are registered under the Securities Act or if an exemption from registration is available. FBR hereby establishes and agrees that it has observed and will observe the following procedures in connection with offers, sales and subsequent resales or other transfers of any Shares placed by FBR:
     (i) Sales only to Eligible Purchasers. Initial offers and sales of the Resale Shares will be made only in Exempt Resales by FBR to investors that FBR reasonably believes to be Eligible Purchasers and who have delivered to the Company and FBR a fully completed and executed purchaser’s letter substantially in the form of Annex I or II, as applicable, to the Preliminary Memorandum or Final Memorandum.
     (ii) No general solicitation. The Shares will be offered only by approaching prospective purchasers on an individual basis with whom FBR has an existing relationship. No general solicitation or general advertising within the meaning of Regulation D will be used in connection with the offering of the Shares.
     (iii) Restrictions on transfer. Each of the Preliminary Memorandum and the Final Memorandum shall state that the offer and sale of the Shares have not been and will not be registered (other than pursuant to the Registration Rights Agreement) under the Securities Act, and that no resale or other transfer of any Shares or any interest therein prior to the date that is two years (or such shorter period as is prescribed by Rule 144(k) under the Securities Act as then in effect) after the later of the original issuance of such Shares and the last date on which the Company or any “affiliate” (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Shares may be made by a purchaser of such Shares except as follows:

     (A) to the Company or any subsidiary thereof,
     (B) pursuant to a registration statement that has been declared effective under the Securities Act,
     (C) for so long as the Shares are eligible for resale pursuant to Rule 144A under the Securities Act, in a transaction complying with the requirements of Rule 144A to a person who such purchaser reasonably believes is a QIB that purchases for its own account or for the account of a QIB and to whom notice is given that the offer, resale, pledge or transfer is being made in reliance on Rule 144A,
     (D) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S, with the consent of the Company,
     (E) to an Accredited Investor that is acquiring the Shares for his, her or its own account or an investment adviser who is acquiring the Shares for the account of an Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof, or
     (F) pursuant to any other available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable federal securities laws and the securities laws of any state of the United States or other jurisdiction.
     (i) FBR and the Company agree that each initial resale of Resale Shares by FBR (and each purchase of Resale Shares from the Company by FBR) in accordance with this Section 3 shall be deemed to have been made on the basis of and in reliance on the representations, warranties, covenants and agreements (including, without limitation, agreements with respect to indemnification and contribution) herein contained.
     (j) Upon original issuance thereof, and until such time as the Company determines that the same is no longer required under the applicable requirements of the Securities Act, the global certificates representing the Shares (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend (along with such other legends as FBR, the Company and their counsels deem necessary):
     “THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.
     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF HORSEHEAD HOLDING CORP. (THE “COMPANY”), AND ITS AGENTS THAT, ABSENT

AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT: THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY OR A SUBSIDIARY THEREOF, (II) TO A “QUALIFIED INSTITUTIONAL BUYER” PURSUANT TO RULE 144A, (III) TO A PERSON WHO IS NOT A UNITED STATES PERSON IN AN “OFFSHORE” TRANSACTION PURSUANT TO REGULATION S OR (IV) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, AS CONFIRMED TO THE ISSUER BY AN OPINION OF COUNSEL TO THE HOLDER IF REQUESTED BY THE COMPANY, SUBJECT IN EACH OF THE FOREGOING CASES TO COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY JURISDICTION.”
     4. Representations and Warranties of the Company.
     The Company hereby represents and warrants to FBR that, as of the date of this Agreement:
     (a) the Preliminary Memorandum did not, as of its date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Preliminary Memorandum as of 6 p.m. E.S.T. on April 4, 2007 (the “Applicable Time”), together with the pricing terms as set forth in Section 1(a) and (b) of this Agreement (the “Disclosure Package”) did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Final Memorandum will not, as of its date, at Closing Time and each Secondary Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement in or omission from the Preliminary Memorandum or Final Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by FBR expressly for use therein (that information being limited to that described in the last sentence of Section 8(b) hereof);
     (b) the Preliminary Memorandum included, as of its date, and the Final Memorandum will include, as of its date, and will include at the Closing Time and at each Secondary Closing Time (if any), the information required by Rule 144A, Regulation S and Regulation D;
     (c) the Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Disclosure Package and the Final Memorandum and to execute and deliver this Agreement and the other Transaction Agreements (as defined below), and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Shares) and thereby;

     (d) each of the Company, Horsehead Intermediary Corp., Horsehead Corporation and Chestnut Ridge Railroad Corp. (collectively, the “Company Group”), other than the Company, is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Disclosure Package and the Final Memorandum and to consummate the transactions contemplated hereby, as applicable;
     (e) the Company had, at the date indicated and at the Closing Time, the duly authorized capitalization set forth in both the Disclosure Package and the Final Memorandum under the caption “Capitalization” after giving effect to the adjustments set forth therein; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right or other similar right of stockholders arising by operation of law, under the certificate of incorporation or bylaws of the Company, as amended, under any agreement to which the Company is a party or otherwise; except as disclosed in or contemplated by both the Disclosure Package and the Final Memorandum, there are no outstanding (i) securities or obligations of the Company or any other member of the Company Group convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any member of the Company Group to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;
     (f) the Shares have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim of any third party, and the issuance, sale and delivery of the Shares by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the articles of incorporation or bylaws of the Company, under any agreement to which the Company is a party or otherwise, other than as provided for in the Registration Rights Agreement; the Shares satisfy the requirements set forth in Rule 144A under the Securities Act;
     (g) each member of the Company Group is duly qualified or licensed by, and is in good standing in, each jurisdiction (i) in which it conducts its business, or (ii) in which it owns or leases property or maintains an office, and in each case in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company Group taken as a whole (a “Material Adverse Effect”);
     (h) each member of the Company Group has good and marketable title to all real and personal property material to such member’s business and reflected as an asset owned by them in the Disclosure Package and the Final Memorandum, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except pursuant to the First Lien Credit Facility dated as of July 15, 2005, as amended, among the Company’s subsidiaries and CIT Group/Business Credit, Inc. and certain other lenders party thereto and pursuant to the Second Lien Credit Facility dated as of July 15, 2005, as amended, among the Company’s subsidiaries and Contrarian Service Company, L.L.C. or such as are otherwise disclosed in both the Disclosure Package and the Final Memorandum or as could not reasonably be expected to have a Material Adverse Effect; any real property or personal property that is held under lease by each member of the Company Group and is material to such member’s business is held under a lease that is valid, existing and enforceable by such member of the Company Group, with such exceptions as are disclosed in the Disclosure Package and the Final Memorandum or as could not reasonably be expected to have a Material Adverse Effect, and no member of the Company Group has received any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company Group under any such lease or affecting or questioning the rights of the Company to the continued possession of the leased premises under such lease, in each case, which could reasonably be expected to have a Material Adverse Effect;
     (i) each member of the Company Group owns or possesses such licenses or other adequate rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”), as are necessary for it to conduct its business as described in the Disclosure Package and the Final Memorandum, and no member of the Company Group has received written notice of any infringement of or conflict with (and, upon due inquiry, no member of the Company Group knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect;
     (j) except as otherwise disclosed in the Disclosure Package and the Final Memorandum, no member of the Company Group has violated, or received notice of any violation with respect to, any law, rule, regulation, order decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
     (k) neither any member of the Company Group nor, to the knowledge of any member of the Company Group, any officer, director, agent or employee acting on behalf of any member of the Company Group, has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the

Foreign Corrupt Practices Act of 1977, as amended), (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any other unlawful payment;
     (l) except as otherwise disclosed in both the Disclosure Package and the Final Memorandum, there are no outstanding loans or advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any member of the Company Group to or for the benefit of any of the officers, directors, affiliates or representatives of the Company Group or any of the members of the families of any of them; any outstanding loans or advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any member of the Company Group or to or for the benefit of any such persons will be repaid, satisfied or terminated, as the case may be, within 60 days after the Closing Time;
     (m) except with respect to FBR, no member of the Company Group has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby or by the other Transaction Agreements in excess of 1.0% of the aggregate gross proceeds from (i) the Offering and (ii) the exercise of the Option, if any;
     (n) no member of the Company Group is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its certificate of incorporation, bylaws, or other organizational documents, as amended (collectively, the “Charter Documents”) or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which such member of the Company Group is a party or by which any of them or their respective properties may be bound or affected, except for such breaches or defaults which would not have a Material Adverse Effect;
     (o) the execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, and the Post-Closing Escrow Agreement (collectively, the “Transaction Agreements”), and the issuance, sale and delivery of the Shares by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, and compliance by each member of the Company Group with the terms and provisions hereunder and, in the case of the Company only, thereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents of any member of the Company Group, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which any member of the Company Group is a party or by which it or its respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to any member of the Company Group, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults which have been validly waived or would not reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any member of the Company Group, except for any lien, charge, claim or encumbrance as would not reasonably be expected to have a Material Adverse Effect;
     (p) this Agreement has been duly authorized, executed and delivered by the Company, and, assuming it has been duly authorized, executed and delivered by FBR, a legal, valid and binding agreement of the Company enforceable in accordance with its terms, subject to the Enforceability Exceptions (as defined below), and each of the other Transaction Agreements has been duly authorized by the Company and at the Closing Time will have been duly executed and delivered by the Company and will constitute a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof (the “Enforceability Exceptions”);
     (q) the Shares, this Agreement and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in both the Disclosure Package and the Final Memorandum;
     (r) assuming the accuracy of FBR’s representations and warranties set forth in Section 3 of this Agreement and of the representations of the purchasers in the Subscription Agreements, that the purchasers who buy the Resale Shares in Exempt Resales are Eligible Purchasers and compliance by FBR and such purchasers with the agreements set forth herein and therein, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by the Company of this Agreement or the other Transaction Agreements, or the consummation by the Company of the transactions contemplated hereby and thereby, or the issuance, sale and delivery of the Shares as contemplated hereby, other than (i) such as have been obtained or made, or will have been obtained or made at the Closing Time, including any Hart-Scott-Rodino Act filings, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered or placed by FBR, (iii) with or by federal or state securities regulatory authorities in connection with or pursuant to the Registration Rights Agreement, including without limitation the filing of the registration statement(s) required thereby with the Commission, and (iv) the filing of a Form D with the Commission and with the applicable state regulatory authorities;
     (s) each member of the Company Group has all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons required in order to conduct its respective business as described in both the Disclosure Package and the Final Memorandum, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; no member of the Company Group is in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to such member of the Company Group, the effect of which could reasonably be expected to have a Material Adverse Effect;
     (t) both the Disclosure Package and the Final Memorandum contain accurate summaries of all material contracts, agreements, instruments and other documents of the Company that would be required to be described in a prospectus included in a registration statement on Form S-1 under the Securities Act (the “Material Contracts”); the copies of all Material Contracts (including material governmental licenses, authorizations, permits, consents and approvals and all material amendments or waivers relating to any of the foregoing) that have been previously furnished to FBR or its counsel are complete in all material respects and genuine and include all material collateral and supplemental agreements thereto;
     (u) other than as set forth in both the Disclosure Package and the Final Memorandum, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of any member of the Company Group, threatened against the Company or any other member of the Company Group, or any of their respective properties, directors, officers or affiliates at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency that would be required to be described in a prospectus included in a registration statement on Form S-1 under the Securities Act;
     (v) other than FBR, the Company has not authorized anyone to make any representations regarding the offer and sale of the Shares, or regarding the Company in connection therewith; neither the Company nor any other member of the Company Group has received notice of any order or decree preventing the use of the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act and no proceeding for that purpose has commenced or is pending or, to its knowledge, is contemplated;
     (w) no securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Shares and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system;
     (x) subsequent to the date of the Preliminary Memorandum, and except as may be otherwise stated in both the Disclosure Package and the Final Memorandum, there has not been (i) any event, circumstance or change that has, or could reasonably be expected to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company or any member of the Company Group, contemplated or entered into by any member of the Company Group,

(iii) any obligation, contingent or otherwise, directly or indirectly incurred by any member of the Company Group, other than in the ordinary course of business, which is material to such member of the Company Group, (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or any purchase by the Company of any of its outstanding capital stock, or (v) any change in the indebtedness, other than in the ordinary course of business, or of the capital stock of any member of the Company Group;
     (y) neither the Company nor any other member of the Company Group is, nor upon the sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in both the Disclosure Package and the Final Memorandum under the caption “Use of Proceeds”, will be, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended);
     (z) except as otherwise disclosed in the Disclosure Package and the Final Memorandum, there are no persons with registration or other similar rights to have any securities registered by any member of the Company Group under the Securities Act other than pursuant to the Registration Rights Agreement;
     (aa) the Company has not relied upon FBR or legal counsel for FBR for any legal, tax or accounting advice in connection with the offering and sale of the Shares;
     (bb) in connection with the offering of the Shares contemplated hereby, neither the members of the Company Group, nor any of their respective affiliates (as defined in Section 501(b) of Regulation D) has, whether directly or through any agent or person acting on its behalf (other than FBR): (i) offered Common Stock of the Company or any other securities convertible into or exchangeable or exercisable for such Common Stock in a manner in violation of the Securities Act or the rules and regulations thereunder, (ii) distributed any other offering material in connection with the offer and sale of the Shares, other than as described in both the Disclosure Package and the Final Memorandum, or (iii) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the offering and sale of the Shares in a manner that would require the registration of the Shares under the Securities Act;
     (cc) neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of the National Association of Securities Dealers, Inc. (the “NASD”)) any member firm of the NASD;
     (dd) no member of the Company Group or any of their respective directors, officers, representatives or affiliates have taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act, the Exchange Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (ee) each member of the Company Group carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Company) in such amounts and covering such risks as is appropriate for the conduct of their respective businesses and the value of the assets to be held by them upon the consummation of the transactions contemplated by both the Disclosure Package and the Final Memorandum and as is customary for companies engaged in businesses similar to the business of the Company Group, all of which insurance is in full force and effect;
     (ff) the consolidated financial statements of the Company and its subsidiaries, including the notes thereto, included in both the Disclosure Package and the Final Memorandum fairly present in all material respects the financial condition of the Company Group, taken as a whole, as of the respective dates thereof, and the results of their operations for the periods then ended, correctly reflect and disclose all extraordinary items required by U.S. generally accepted accounting principles to be disclosed therein, and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein and except, in the case of unaudited financial statements, for the lack of footnote disclosure and the absence of normal year-end accruals;
     (gg) Grant Thornton LLP, who have certified certain financial statements included in the Preliminary Memorandum and Final Memorandum, whose reports with respect to such financial statements included in the Preliminary Memorandum and Final Memorandum are included in the Preliminary Memorandum and Final Memorandum and who have delivered the comfort letters referred to in Section 6(b) hereof, are independent certified public accountants with respect to the Company under Rule 101 of the Code of Professional conduct of the AICPA.
     (hh) neither the members of the Company Group, nor to any member of the Company Group’s knowledge, any employee or agent of any member of the Company Group, has made any payment of funds of any member of the Company Group or received or retained any funds in violation of any law, rule or regulation, including without limitation the “know your customer” and anti-money laundering laws of any jurisdiction;
     (ii) any certificate signed by any officer of the Company delivered to FBR or to counsel for FBR as required by this Agreement shall be deemed a representation and warranty by each member of the Company Group to FBR as to the matters covered thereby;
     (jj) except where such failure to file or pay an assessment or lien would not in the aggregate reasonably be expected to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (i) each member of the Company Group has accurately prepared and timely filed any and all federal, state, foreign and other tax returns that are required to be filed by it, if any, and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which such member of the Company Group is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (ii) no deficiency assessment with respect to a proposed adjustment of any member of the Company Group’s federal, state, local or foreign taxes is pending or, to the best of the such member of the Company Group’s knowledge, threatened; (iii) since the date of the most recent audited financial statements, no member of the Company Group has incurred any liability for taxes other than in the ordinary course of its business; and (iv) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of any member of the Company Group;
     (kk) except as described in both the Disclosure Package and the Final Memorandum or as would not in the aggregate reasonably be expected to have a Material Adverse Effect, (i) no member of the Company Group is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) each member of the Company Group has all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of any member of the Company Group, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any member of the Company Group, and (iv) to the knowledge of the members of the Company Group, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any member of the Company Group relating to Hazardous Materials or any Environmental Laws;
     5. Certain Covenants of the Company. The Company hereby agrees with FBR:
     (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such states and other jurisdictions as FBR may reasonably designate or as required for the Private Placement and to maintain such qualifications in effect as long as required by such laws for the distribution of the Shares pursuant hereto and for the Exempt Resales of the Resale Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or other entity or as a dealer in securities or to consent to the service of process under the laws of, or subject itself to taxation as doing business in, any such state or other jurisdiction (except service of process with respect to the offering and sale of the Shares);
     (b) to prepare the Final Memorandum in a form approved by FBR and to furnish promptly (and with respect to the initial delivery of such Final Memorandum, not later than 10:00 a.m. (New York City time) on the second day following the execution and delivery of this Agreement to FBR or to purchasers upon the direction of FBR as many copies of the Final Memorandum (and any amendments or supplements thereto) as FBR may reasonably request for the purposes contemplated by this Agreement;
     (c) to advise FBR promptly, confirming such advice in writing, of: (i) the happening of any event known to the Company within the time during which the Final Memorandum shall (in the view of FBR) be required to be distributed by FBR in connection with an Exempt Resale (and FBR hereby agrees to notify the Company in writing when the foregoing time period has ended) which, in the judgment of the Company, would require the making of any change in the Final Memorandum then being used so that the Final Memorandum would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification of the Shares, or of any exemption from such qualification or from registration of the Shares, for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if any government agency or authority should issue any such order, to use reasonable efforts to obtain the lifting or removal of such order as soon as possible;
     (d) to furnish to FBR for a period of two years from the Closing Time, (i) copies of all annual, quarterly and current reports supplied to holders of the Shares, (ii) if requested in writing by FBR, copies of all reports filed by the Company with the Commission and (iii) such other information as FBR may reasonably request regarding the Company, provided that in each case any document filed electronically with the Commission and available on EDGAR shall satisfy this delivery requirement with respect to such document;
     (e) not to amend or supplement the Final Memorandum prior to the Closing Time or any Secondary Closing Time unless FBR shall previously have been advised thereof and shall have consented thereto or not have reasonably objected thereto (for legal reasons) in writing within a reasonable time after being furnished a copy thereof;
     (f) during any period in the two years (or such shorter period as may then be applicable under the Securities Act regarding the holding period for securities under Rule 144(k) under the Securities Act or any successor rule) after the Closing Time in which the Company is not subject to Section 13 or 15(d) of the Exchange Act to furnish, upon request, to any holder of such Shares the information (“Rule 144A Information”)

specified in Rule l44A(d)(4) under the Securities Act and any additional information (“PORTAL Information”) required by the National Association of Securities Dealers, Inc. Portal SM Market (“PORTAL”), and any such Rule l44A Information and Portal Information will not, at the date thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;
     (g) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in both the Disclosure Package and the Final Memorandum, subject to Section 2(e) hereof;
     (h) that neither the members of the Company Group nor any of their respective affiliates (as defined in Section 501(b) of Regulation D) will, whether directly or through any agent or person acting on its behalf (other than FBR): (i) offer Common Stock of the Company or any other securities convertible into or exchangeable or exercisable for such Common Stock in a manner in violation of the Securities Act or the rules and regulations thereunder, (ii) distribute any other offering material in connection with the offer and sale of the Shares, other than as described in both the Disclosure Package and the Final Memorandum, or (iii) sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) in a manner that would cause integration of such security with the offering and sale of the Shares in a manner that would require the registration under the Securities Act of the sale to FBR or the Eligible Purchasers of the Resale Shares or to the Accredited Investors of the Private Placement Shares;
     (i) that neither the Company nor any of its affiliates will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Shares;
     (j) that, except as permitted by the Securities Act, neither the Company nor any of its affiliates will distribute any offering materials in connection with Exempt Resales;
     (k) to pay all expenses, fees and taxes in connection with (i) the preparation of both the Disclosure Package and the Final Memorandum, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to FBR (including costs of mailing and shipment), (ii) the preparation, issuance, sale and delivery of the Shares, including any stock or other transfer taxes or duties payable upon the sale of the Resale Shares to FBR, (iii) the printing of this Agreement and any Subscription Agreements, and the reproduction and/or printing and furnishing of copies of each thereof to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including any filing fees), and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to FBR and to dealers, (v) the designation of the Shares as PORTAL-eligible securities by PORTAL, (vi) all fees and disbursements of counsel and accountants for the Company (vii) the fees and expenses of any transfer agent or registrar for the Common Stock, (viii) all fees in connection with any filing with the SEC or the NASD, (ix) the costs and expenses of the Company incurred in connection with the marketing of the Shares, including all “out of pocket” expenses, roadshow costs (regardless of the form in which the roadshow is conducted) and expenses, and expenses of Company personnel, including but not limited to commercial or charter air travel, local hotel accommodations and transportation, provided that the Company shall only be responsible for its pro rata share (based on the number of passengers) of the cost of any aircraft chartered in connection with the roadshow, (x) the Post-Closing Escrow Account, (xi) the Redemption, if applicable, and (xii) the performance of the Company’s other obligations hereunder;
     (l) to use reasonable efforts in cooperation with FBR to obtain permission for the Shares (other than Shares offered and sold in accordance with Regulation S) to be eligible for clearance and settlement through DTC, and for the Shares sold in accordance with Regulation S to be eligible for clearance and settlement through the Euroclear System and Clearstream Banking, société anonyme, Luxembourg;
     (m) in connection with Resale Shares offered and sold in an offshore transaction (as defined in Regulation S), not to register any transfer of such Resale Shares not made in accordance with the provisions of Regulation S and not, except in accordance with the provisions of Regulation S, if applicable, to issue any such Resale Shares in the form of definitive securities;
     (n) to refrain during the period commencing on the date of this Agreement and ending on the later of (i) May 29, 2007 and (ii) 10 days after receipt of FERC Approval, without the prior written consent of FBR (which consent may be withheld or delayed in FBR’s sole discretion), from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any equity securities of the Company or any securities convertible into or exercisable or exchangeable for equity securities of the Company, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or other arrangement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder, (ii) the registration and sale of the Shares (x) in accordance with the terms of the Registration Rights Agreement or (y) pursuant to an underwritten offering in accordance with the provisions of the Registration Agreement to which the Company and its existing stockholders are a party, subject to the terms of the Registration Rights Agreement, (iii) any Shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and the accelerated vesting or cancellation of any options in connection with the Offering as referred to in both the Disclosure Package and the Final Memorandum, (iv) such issuances of options or grants of restricted stock under the Company’s stock option and incentive plans as described in both the Disclosure Package and the Final Memorandum, or (v) any shares to be issued in connection with a merger or sale involving the Company, provided that the Company shall promptly notify FBR of any such proposed merger or sale;
     (o) if a Redemption occurs or if the Resale Shares are not delivered by the Company to FBR for any reason other than (i) the termination of this Agreement pursuant to clauses (ii) through (v) of the first paragraph of Section 7 hereof, (ii) as a result of the failure of the Accredited Investors to perform under their Subscription Agreement, (iii) the default by FBR in its obligations, or (iv) a material breach by FBR of any of its representations and warranties, hereunder, to reimburse FBR for all of its out-of-pocket expenses relating to the transactions contemplated hereby, including the reasonable fees and disbursements of its legal counsel;
     (p) that, upon effectiveness of the registration statement to be filed pursuant to the Registration Rights Agreement, each member of the Company Group shall have in place and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
     (q) that each member of the Company Group will conduct its affairs in such a manner so as to ensure that no member of the Company Group will be an “investment company” or an entity “controlled” by an investment company within the meaning of the Investment Company Act;
     (r) to not materially amend, modify or waive any material terms or provisions of the Transaction Agreements after execution and delivery thereof (including any exhibits or schedules thereto), without the prior written consent of FBR, and to perform its obligations thereunder and to use its best efforts to consummate the transactions contemplated by the Transaction Agreements as promptly as practicable after the Closing Time;
     (s) if FERC Approval is not obtained on or prior to the Repurchase Deadline, to complete the Redemption on the terms and conditions set forth in the Final Memorandum under “Redemption”; and
     (t) that, as soon as reasonably practicable following completion of the transactions contemplated hereunder, to use commercially reasonable efforts to cause the Company’s board of directors to approve any changes to the corporate governance policies and procedures that may be required by law prior to filing any registration statement with the Commission.
     6. Conditions of FBR’s Obligations. The obligations of FBR hereunder are subject to (i) the accuracy of the representations and warranties in all material respects

(except for those representations and warrantees qualified by materiality, which shall be accurate in all respects) on the part of the Company on the date hereof, at the Closing Time and each Secondary Closing Time, (ii) the accuracy of the statements of the Company’s officers made in any certificate pursuant to the provisions hereof as of the date of such certificate, (iii) the performance by the Company of all of its covenants and other obligations hereunder, (iv) the absence of an event requiring Redemption, and (v) the following other conditions:
     (a) The Company shall furnish to FBR at the Closing Time an opinion of Kirkland & Ellis LLP, counsel for the Company, addressed to FBR and dated the Closing Time, in form and substance reasonably satisfactory to FBR, covering the matters set forth on Exhibit B hereto. Such opinion shall indicate that it is being rendered to FBR at the request of the Company.
     (b) FBR shall have received from Grant Thornton LLP, customary “comfort” letters dated, respectively, as of the date hereof and the Closing Time, addressed to FBR and in form and substance reasonably satisfactory to FBR, in substantially the form attached as Exhibit C hereto.
     (c) FBR shall have received at the Closing Time a favorable opinion of Akin Gump Strauss Hauer & Feld LLP, counsel for FBR, dated the Closing Time, in form and substance reasonably satisfactory to FBR.
     (d) Prior to the Closing Time or any Secondary Closing Time, (i) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and (ii) both the Disclosure Package and the Final Memorandum and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (e) Between the time of execution of this Agreement and the Closing Time or any Secondary Closing Time, (i) no event, circumstance or change constituting a Material Adverse Effect shall have occurred or become known, (ii) no transaction which is material to the Company Group, taken as a whole, and which would be required to be described in a prospectus included in a registration statement on Form S-1 under the Securities Act, shall have been entered into by a member of the Company Group that has not been fully and accurately disclosed in both the Disclosure Package and the Final Memorandum, or any amendment or supplement thereto; and (iii) no order or decree preventing the use of either the Preliminary Memorandum, the Disclosure Package or the Final Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued by any federal or state governmental or regulatory authority.

     (f) The Company shall have delivered to FBR a certificate, executed by the secretary of the Company and dated as of the Closing Time, as to (i) the resolutions adopted by the Company’s board of directors in form and substance reasonably acceptable to FBR, (ii) the Company’s and each other member of the Company Group’s certificate of incorporation, as amended and (iii) the Company’s and each other member of the Company Group’s bylaws, as amended, each as in effect at the Closing Time.
     (g) The Company shall have delivered to FBR a certificate, executed by its chief executive officer and chief financial officer to the effect that the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (except for those representations and warrantees qualified by materiality, which shall be accurate in all respects) as of the Closing Time as though made on and as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), the conditions set forth in subsections (d) and (e) of this Section 6 shall have been satisfied and be true and correct as of the Closing Time, and the Company shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Time.
     (h) On or before the Closing Time, FBR shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect.
     (i) On the date hereof, FBR shall have received from the Company a draft of the Post-Closing Escrow Agreement in substantially final form, and on or before the Closing Time, the Company and the Escrow Agent shall have executed and delivered the Post-Closing Escrow Agreement, in form and substance reasonably satisfactory to FBR, and such agreement shall be in full force and effect.
     (j) At the time of execution and delivery of this Agreement, FBR shall have received from each of the Company’s executive officers and directors a written agreement (a “Lock-up Agreement”) in substantially the form attached hereto as Exhibit D.
     (k) FBR shall have received a duly executed copy of each of the Transaction Agreements.
     (l) The Company shall have obtained and delivered to FBR a copy of (i) any approvals under the credit facilities and (ii) the executed Securities Repurchase Agreement, dated the Closing Date, between the Company and the stockholders of the Company listed on Schedule 1 hereto.
     (m) At each Secondary Closing Time, FBR shall have received:
     (i) certificates, dated as of each Secondary Closing Time, of the Company, substantially to the same effect as the certificates delivered at the Closing Time pursuant to subsection (g), of this Section 6, subject to any exceptions that, in the reasonable judgment of FBR, are not material.

     (ii) the opinion of Kirkland & Ellis LLP, in form and substance reasonably satisfactory to FBR, dated as of each Secondary Closing Time relating to the Regulation D Shares or the Option Shares, as applicable, and otherwise substantially to the same effect as the opinions required by subsection (a) of this Section 6.
     (iii) customary “comfort” letters from Grant Thornton LLP, in form and substance reasonably satisfactory to FBR, dated as of each Secondary Closing Time, substantially the same in scope and substance as the letter furnished to FBR pursuant to subsection (b) of this Section 6, except that the “specified date” in the letter furnished pursuant to this subsection (m)(iii) shall be a date not more than five days prior to such Secondary Closing Time.
     In the event that any “comfort” letter referred to in subsection (b) of this Section 6 or this subsection (m)(iii) sets forth any such changes, decreases or increases that, in the reasonable discretion of FBR, are likely to result in a Material Adverse Effect, it shall be a further condition to the obligations of FBR that such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless FBR deems such explanation unnecessary. References to the Preliminary Memorandum, the Disclosure Package and/or the Final Memorandum with respect to any “comfort” letter referred to in this Section 6 shall include any amendment or supplement thereto at the date of such letter.
     (iv) the opinion of Akin Gump Strauss Hauer & Feld LLP, dated as of each Secondary Closing Time, relating to the Regulation D Shares or the Option Shares, as applicable, and otherwise to the same effect as the opinion required by subsection (c) of this Section 6.
     (n) The Company shall have furnished to FBR such other documents and certificates as to the accuracy and completeness of any statement in the Disclosure Package and the Final Memorandum or any amendment or supplement thereto, and any additional matters, in each case as FBR may reasonably request, as of the Closing Time or any Secondary Closing Time, or as FBR may reasonably request.
     (o) The Shares to be resold by FBR to QIBs pursuant to Rule 144A under the Securities Act shall have been designated as PORTAL-eligible securities by PORTAL.
     (p) Each Subscription Agreement shall remain in full force and effect and no event shall have occurred giving any party the right to terminate any Subscription Agreement pursuant to the terms thereof, unless, in FBR’s sole discretion, in the event that such an agreement is no longer in full force and effect, the Shares covered by such agreement may be reallocated to purchasers who subscribed for additional Shares under agreements that are in full force and effect, including Sun Capital or one of its affiliates.
     7. Termination. The obligations of FBR hereunder shall be subject to termination in the absolute discretion of FBR, at any time prior to the Closing Time or any Secondary Closing Time, if (i) any of the conditions specified in Section 6 (other than Section 6(c)) shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) trading in securities in general on any exchange or national quotation system shall have been suspended or minimum prices shall have been established on such exchange or quotation system, (iii) there has been a material disruption in the securities settlement, payment or clearance services in the United States, (iv) a banking moratorium shall have been declared either by the United States or New York State authorities, or (v) if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions of such magnitude in its effect on the financial markets of the United States as, in the judgment of FBR, to make it impracticable to market the Shares.
     If FBR elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly by letter or fax.
     If the sale to FBR of the Resale Shares, as contemplated by this Agreement, is not carried out by FBR for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, (i) the Company shall not be under any obligation or liability to FBR under this Agreement (except to the extent provided in Sections 5(k), 5(p) and 8 hereof), and (ii) FBR shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).
     8. Indemnity.
     (a) The Company agrees to indemnify, defend and hold harmless FBR and its affiliates, and their respective directors, officers, representatives and agents, and any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, FBR or any such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement made by the Company herein, (ii) any breach by any member of the Company Group of any covenant set forth herein, or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Disclosure Package or the Final Memorandum, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by FBR to the Company expressly for use in such Preliminary Memorandum, the Disclosure Package or the Final Memorandum (that information being limited to that described in the last sentence of Section 8(b) hereof).

     (b) FBR agrees to indemnify, defend and hold harmless the Company and its directors and officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and made in reliance upon and in conformity with information furnished in writing by FBR to the Company expressly for use in the Preliminary Memorandum, the Disclosure Package or the Final Memorandum (or in any amendment or supplement thereof by the Company), such information being limited to the following: the penultimate paragraph on the cover page, and, under the section heading “Plan of Distribution” in the Final Memorandum, the second sentence of the first paragraph, the second paragraph and the ninth paragraph.
     (c) If any action is brought against any person or entity (each an “Indemnified Party”), in respect of which indemnity may be sought pursuant to Section 8(a) or (b) above, the Indemnified Party shall promptly notify the party(ies) obligated to provide such indemnity (each an “Indemnifying Party”) in writing of the institution of such action and the Indemnifying Party shall assume the defense of such action, including the employment of counsel and payment of expenses; provided that the failure so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to any Indemnified Party unless and to the extent the Indemnifying Party did not otherwise know of such action and such failure results in the forfeiture by the Indemnifying Party of rights and defenses that would have had material value in the defense. The Indemnified Party(ies) shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall not have employed counsel to have charge of the defense of such action within a reasonable time or such Indemnified Party(ies) shall have reasonably concluded (based on the advice of counsel) that counsel selected by the Indemnifying Party has an actual conflict of interest or there may be defenses available to the Indemnified Party(ies) which are different from or additional to those available to the Indemnifying Party such that a conflict of interest could result (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party(ies)), in any of which events such fees and expenses shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of counsel (in addition to local counsel) for the Indemnified Parties in any one action or series of related actions in the same jurisdiction representing the Indemnified Parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent. The Indemnifying Party shall have the right to settle any such claim or action for itself and any Indemnified Party so long as the Indemnifying Party pays any settlement payment and such settlement (i) includes a complete and unconditional release of the Indemnified Party from all losses, expenses, claims, damages, injunctions, liability and other obligations with respect to any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.
     (d) If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party under subsections (a) and (b) of this Section 8 in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received (or that would have been received, if FERC Approval has not been obtained) by the Company and each other member of the Company Group, on the one hand, and FBR, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of FBR, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received (or that would have been received, if FERC Approval has not been obtained) by the Company and each other member of the Company Group, on the one hand, and FBR, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of initial purchaser discounts and commissions but before deducting expenses) received (or that would have been received, if FERC Approval has not been obtained) by the Company bear to the discounts and commissions received by FBR (or that would have been received, if FERC Approval has not been obtained). The relative fault of the Company on the one hand, and of FBR, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by FBR and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.
     (e) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 8, FBR shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares were initially offered (either in the Exempt Resales or to subscribers in the Private Placement) exceeds the amount of any damages which FBR has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f) The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of FBR or its affiliates, or their respective directors, officers, representatives and agents, or any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company and each other member of the Company Group or their respective directors and officers or any person who controls the Company or any other member of the Company Group within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. Each party to this Agreement agrees promptly to notify the other party of the commencement of any litigation or proceeding against it and, in the case of the Company or each other member of the Company Group, against any of their respective officers and directors, in connection with the sale and delivery of the Shares, or in connection with both the Disclosure Package and/or the Final Memorandum.
     9. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram and:
     (a) if to FBR, shall be sufficient in all respects if delivered or sent to Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Compliance Department, (facsimile: 703-312-9698); with a copy to Akin Gump Strauss Hauer & Feld, LLP, 590 Madison Avenue, New York, New York 10022, Attention: Mark Zvonkovic (facsimile: 212-872-1002); and
     (b) if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 300 Frankfort Road, Monaca, Pennsylvania 15061-2295, Attention: Robert Scherich (facsimile: 724-774-4348); with a copy to Kirkland & Ellis LLP, 200 E. Randolph Drive, Chicago, Illinois 60601, Attention: James S. Rowe (facsimile: 312-861-2200).
     10. Duties. Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. FBR undertakes to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of FBR with respect to the Shares shall be determined solely by the express provisions of this Agreement, and FBR shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and FBR, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction FBR is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) FBR has not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether FBR has advised or is currently advising the Company on other matters); and (iv) FBR and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that FBR has no obligation to disclose any of such interests. The Company acknowledges that FBR disclaims any implied duties (including any fiduciary duty), covenants or obligations arising from its performance of the duties and obligations expressly set forth herein. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against FBR with respect to any breach or alleged breach of agency or fiduciary duty.
     11. GOVERNING LAW; HEADINGS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.
     12. Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     13. Amendments and Waivers. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.
     14. Successors. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.
     15. Severability. In the event that any one or more of the provisions contained herein is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, but only to the extent that giving effect to such provision and the remaining provisions hereof is in accordance with the intent of the parties as reflected in this Agreement.
     16. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and thereby and supersede all prior agreements and understandings whatsoever relating to such matters and transactions.
     17. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of FBR and the Company and the controlling persons, directors and officers referred to in Section 8 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, in its capacity as such, from FBR) shall acquire or have any right under or by virtue of this Agreement.

     18. Counterparts. This Agreement may be executed in one or more counterparts and delivered by facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement among the parties.
     19. WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF, CONNECTION WITH OR RELATING TO THIS AGREEMENT, THE MATTERS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.
[SIGNATURE PAGE FOLLOWS]

     If the foregoing correctly sets forth the understanding among the Company and FBR, please so indicate in the space provided below for the purpose, whereupon this letter shall constitute a binding agreement between the Company and FBR.

Very truly yours,

HORSEHEAD HOLDING CORP.

By:	/s/ James M. Hensler

Name:	James M. Hensler
Title:	President and CEO
[SIGNATURE PAGE TO PURCHASE/PLACEMENT AGREEMENT]

Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:	/s/ James R. Kleeblatt

Name:	James R. Kleeblatt
Title:	Managing Director
[SIGNATURE PAGE TO PURCHASE/PLACEMENT AGREEMENT]

SCHEDULE 1
Sun Horsehead, LLC
Daniel Wolf
Eric Miller
Mark Neporent
Kevin Genda
Kristine Lubert Trust
JLT Investments LP
Germantown Ventures, LLC
IL Venture Capital, LLC
Howard Ross
Seth Lehr and Ellyn Lehr
Mitchell Hollin
Nate Cohen
Larry Hollin
Randolph Street Partners VI
Glenn Oken
H.I.G. Sun Capital Partners, Inc.

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